UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

Xometry, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40546	32-0415449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7529 Standish Place, Suite 200
Derwood, Maryland	20855
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 240 335-7914

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000001 par value per share	XMTR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on December 9, 2021, of the transactions contemplated by that certain Agreement and Plan of Merger, dated December 7, 2021 (the “Merger Agreement”), as described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2021 (the “December 8th Current Report”).

The Merger Agreement is by and between Xometry, Inc. (the “Company”), Thomas Publishing Company, a New York corporation (“Thomas”), NAASOM Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Shareholder Representative Services LLC, as the shareholders’ representative thereunder.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 9, 2021 (the “Closing Date”), the Company, through its wholly owned subsidiary Merger Sub, completed its previously announced acquisition of Thomas, pursuant to the Merger Agreement. Thomas is a leading platform for product sourcing, supplier selection and digital marketing solutions for the manufacturing industry.

Pursuant to the Merger Agreement, Merger Sub merged with and into Thomas, with Thomas continuing as the surviving corporation and becoming a wholly owned subsidiary of the Company (the “Acquisition”), effective December 9, 2021.

Pursuant to the terms and conditions set forth in the Merger Agreement, the aggregate consideration payable in exchange for all of the outstanding equity interests of Thomas was approximately $300 million subject to customary adjustments as set forth in the Merger Agreement, payable in cash and shares of the Company’s Class A common stock.

The foregoing description of the Merger Agreement is a summary, is not complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the December 8th Current Report.

Item 3.02.	Unregistered Sales of Equity Securities

The issuance of the shares of the Company’s Class A common stock in connection with the Acquisition is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

Item 2.01 of this Current Report on Form 8-K contains a more detailed description of the Merger Agreement, and is incorporated into this Item 3.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XOMETRY, INC.

Date: December 13, 2021	By:	/s/ Randolph Altschuler
Randolph Altschuler
Chief Executive Officer